Exhibit 99.1
NEWS ANNOUNCEMENT

CARMIKE CINEMAS REPORTS 2016 SECOND QUARTER OPERATING REVENUE OF $204.7 MILLION

COLUMBUS, Georgia – August 1, 2016 – Carmike Cinemas, Inc. (NASDAQ: CKEC) (“Carmike”), a leading entertainment, digital cinema, alternative content and 3-D motion picture exhibitor, today reported results for the three and six-month periods ended June 30, 2016, as summarized below.

SUMMARY FINANCIAL DATA
(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
(in millions)	2016	2015	2016	2015
Total operating revenues	$204.7	$219.1	$410.9	$403.4
Operating income	8.8	26.9	24.4	38.9
Interest expense	12.4	12.6	24.8	25.3
Theatre level cash flow (1)	37.9	47.0	81.0	82.5
Net (loss) income	(1.6)	(1.4)	0.6	(1.1)
Adjusted net income (1)	2.4	8.8	7.8	11.9
Adjusted EBITDA (1)	31.0	40.8	67.3	70.6

(in millions)	Jun. 30, 2016		Dec. 31, 2015
Total debt(1)	$461.3		$454.7
Net debt(1)	$352.7		$352.2

(1)
Theatre level cash flow, adjusted net income, adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. The most comparable GAAP measures are net (loss) income and long-term debt. Reconciliations of theatre level cash flow and adjusted EBITDA to net (loss) income and adjusted net income to net (loss) income for the three and six months ended June 30, 2016 and 2015, as well as a schedule of total debt and net debt as of June 30, 2016 and December 31, 2015, are included in the supplementary tables accompanying this news announcement.

“Our second quarter results reflect the continued successful execution of our theatre-level initiatives and operating effectiveness around our recent acquisitions, offset by the difficult year-over-year comparison related to the record U.S. box office performance in the second quarter of 2015,” stated David Passman, Carmike Cinemas’ President and Chief Executive Officer.

“Despite the soft industry trends, our focus on delivering differentiated and improved food and beverage offerings and innovative dining concepts is reflected by the healthy rise of nearly 10% in second quarter concessions and other spending per patron metrics, marking 26 consecutive reporting periods of year-over-year concessions and other per patron spending growth and highlighting the value of our strategies to further leverage our food, beverage and concession initiatives to support our growth. The achievements in our food and beverage strategies helped minimize the impact of a weaker industry box office which contributed to a second quarter admissions revenue per screen decline of approximately 11% year-over-year.

“In summary, while the popularity of the film slate varies from quarter-to-quarter, Carmike’s circuit of high quality theatres, ongoing success in maximizing high-margin concessions revenue opportunities and Company-wide emphasis on customer service excellence, remain relevant and impactful factors in our ability to generate positive operating results over the long-term. Looking ahead, we are optimistic about the box office environment in the second half of this year and on our prospects for the remainder of 2016 and beyond,” concluded Mr. Passman.

THEATRE PERFORMANCE STATISTICS
(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015
Average theatres	275	271	275	272
Average screens	2,946	2,884	2,947	2,889
Average attendance per screen	5,389	6,145	10,725	11,504
Average admission per patron	$7.69	$7.62	$7.75	$7.42
Average concessions/other sales per patron	$5.20	$4.75	$5.25	$4.73
Total attendance (in thousands)	15,875	17,724	31,605	33,181
Total operating revenues (in thousands)	$204,674	$219,099	$410,862	$403,433

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “A difficult year-over-year industry box office comparison led to a 10.4% decrease in attendance, resulting in a $14.4 million decrease in second quarter operating revenues, including declines in admissions revenue, and concessions and other revenue, of 9.5% and 1.9%, respectively. Reflecting the ongoing success of our various operating and management initiatives, average admissions per patron was $7.69, while guests spent an average of $12.89 per visit in the quarter, a 4.2% increase in combined per patron spending, compared to the prior year period.

“Carmike’s 2016 second quarter film exhibition costs as a percentage of admissions revenues were 57.5%, compared to 58.7% in the second quarter of 2015, reflecting a lower concentration of strong performing titles. Concession costs as a percentage of concessions and other revenue increased from 11.6% in Q2 2015 to 12.0% in Q2 2016, reflecting our expansion of theatres with in-theatre dining and enhanced food and beverage options, while two of our three theatre-level expense categories increased primarily as a result of Carmike’s expanded circuit on the back of recent acquisitions and new theatre openings. Salaries and benefits remained relatively flat at approximately $26.0 million, while theatre occupancy costs increased 12.5% to $26.9 million, and other theatre operating costs increased 2.0% to $33.7 million, compared to $33.1 million in the second quarter of 2015. General and administrative expenses were $11.4 million for the second quarter of 2016, including $0.7 million of non-cash share-based compensation expense and $3.9 million of M&A related costs. Most of our M&A expenses are related to our pending merger with AMC. Quarterly interest expense declined 2.0% to $12.4 million in Q2 2016, due primarily to more favorable terms as a result of the refinancing transactions we completed in the second quarter of 2015. The net loss for the quarter of $1.6 million compares to a net loss of $1.4 million in the prior year period. Adjusted EBITDA1 decreased $9.8 million to $31 million, and theatre level cash flow1 decreased $9.1 million to $37.9 million, as a result of our high fixed-cost structure and the year-over-year decline in top-line revenue.

“Looking at our balance sheet, we continue to operate our business on solid financial footing with a healthy balance sheet that includes cash and cash equivalents totaling $108.5 million at June 30, 2016. Total debt as of June 30, 2016 was $461.3 million compared with $454.7 million at December 31, 2015. Net debt1 for the quarter was $352.7 million, compared with $352.2 million at December 31, 2015, reflecting a net leverage ratio of total debt to EBITDA1 of approximately 2.5 times," concluded Mr. Hare.

As previously announced, in light of the pending transaction with AMC Entertainment Holdings, Inc., Carmike will not hold a conference call or webcast to review its results for the second quarter of 2016.

1. Non-GAAP financial measure. See reconciliation of non-GAAP financial measures.

About Carmike Cinemas (www.carmike.com)
Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and alternative programming and is one of the nation's largest motion picture exhibitors. Carmike has 273 theatres with 2,938 screens in 41 states. The circuit includes 55 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 32 "BigDs," 21 IMAX auditoriums and two MuviXL screens. As "America's Hometown Theatre Chain" Carmike's primary focus is mid-sized communities. Visit www.carmike.com for more information.

Important Additional Information Regarding the Merger Will Be Filed With The SEC
This press release may be deemed to be solicitation material in respect of the proposed merger of Carmike with and into a wholly-owned subsidiary of AMC. In connection with the proposed merger, AMC and Carmike will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”) containing a prospectus with respect to the AMC common stock to be issued in the proposed merger and a proxy statement of Carmike in connection with the proposed merger (the “Proxy Statement/Prospectus”). The proxy statement of Carmike contained in the Proxy Statement/Prospectus will replace the definitive proxy statement which Carmike previously filed with the SEC on May 23, 2016 and mailed to its stockholders on or about May 25, 2016. Each of AMC and Carmike intends to file other documents with the SEC regarding the proposed merger. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Carmike and will contain important information about the proposed merger and related matters.

BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, CARMIKE’S STOCKHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AMC OR CARMIKE HAS FILED OR MAY FILE WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, OR WHICH ARE INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Carmike’s stockholders will be able to obtain, free of charge, copies of the definitive Proxy Statement/Prospectus and Registration Statement, when available, and other relevant documents filed by AMC and Carmike with the SEC, at the SEC’s website at www.sec.gov. In addition, Carmike’s stockholders may obtain free copies of the Proxy Statement/Prospectus and other relevant documents filed by Carmike with the SEC from Carmike’s website at http://www.carmikeinvestors.com/.

This press release does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is not a substitute for any prospectus, proxy statement or any other document that AMC or Carmike may file with the SEC in connection with the proposed merger.

Participants in the Solicitation
This press release does not constitute a solicitation of a proxy from any stockholder with respect to the proposed merger. However, each of AMC, Carmike and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Carmike’s stockholders with respect to the proposed merger. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the proposed merger, by security holdings or otherwise, will be set forth in the Proxy Statement/Prospectus, which will replace the definitive proxy statement which Carmike previously filed with the SEC on May 23, 2016 and mailed to its stockholders on or about May 25, 2016. Additional information concerning AMC’s directors and executive officers is set forth in the definitive proxy statement filed by AMC with the SEC on March 15, 2016 and in the Annual Report on Form 10-K filed by AMC with the SEC on March 8, 2016. These documents are available to Carmike stockholders free of charge from the SEC’s website at www.sec.gov and from the investor relations section of AMC’s website at amctheatres.com. Additional information concerning Carmike’s directors and executive officers and their ownership of Carmike common stock is set forth in the proxy statement for Carmike’s most recent annual meeting of stockholders, which was filed with the SEC on April 15, 2016 and in the Annual Report on Form 10 K filed by Carmike with the SEC on February 29, 2016. These documents are available to Carmike stockholders free of charge from the SEC’s website at www.sec.gov and from Carmike’s website at http://www.carmikeinvestors.com/.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Carmike’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of Carmike’s management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond Carmike’s ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the amended and restated merger agreement; the inability to complete the proposed merger due to the failure to obtain Carmike stockholder or regulatory approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; disruption in key business activities or any impact on Carmike’s relationships with third parties as a result of the announcement of the proposed merger; the failure to obtain the necessary financing arrangements as set forth in the debt commitment letters delivered pursuant to the amended and restated merger agreement, or the failure of the proposed merger to close for any other reason; risks related to disruption of management’s attention from Carmike’s ongoing business operations due to the proposed merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Carmike and others relating to the amended and restated merger agreement; the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; the amount of the costs, fees, expenses and charges related to the proposed merger; adverse regulatory decisions; unanticipated changes in the markets for Carmike’s business segments; general economic conditions in Carmike’s regional and national markets; Carmike’s ability to comply with covenants contained in the agreements governing Carmike’s indebtedness; Carmike’s ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; Carmike’s ability to meet its contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in Carmike’s markets; competition in Carmike’s markets; competition with other forms of entertainment; the effect of Carmike’s leverage on its financial condition; prices and availability of operating supplies; the impact of continued cost control procedures on operating results; the impact of asset impairments; the impact of terrorist acts; changes in tax laws, regulations and rates; and financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of Carmike’s business.
Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Carmike’s subsequently filed reports with the SEC, including Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements included in this press release, which speak only as of the date hereof. Carmike does not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

Contact:
Norberto Aja or Jennifer Neuman                            Richard B. Hare
JCIR                                        Chief Financial Officer
212/835-8500 or ckec@jcir.com                            706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Admissions	$122,153	$134,986	$244,856	$246,342
Concessions and other	82,521	84,113	166,006	157,091
Total operating revenues	204,674	219,099	410,862	403,433

Operating costs and expenses:
Film exhibition costs	70,280	79,288	138,624	140,971
Concession costs	9,925	9,728	19,505	17,750
Salaries and benefits	25,967	26,069	50,727	49,783
Theatre occupancy costs	26,876	23,899	52,754	47,334
Other theatre operating costs	33,746	33,082	68,287	65,111
General and administrative expenses	11,421	8,211	23,743	18,238
Depreciation and amortization	15,311	13,747	30,468	26,834
Loss (gain) on sale of property and equipment	342	(2,293)	60	(3,324)
Impairment of long-lived assets	1,980	481	2,260	1,870
Total operating costs and expenses	195,848	192,212	386,428	364,567
Operating income	8,826	26,887	24,434	38,866
Interest expense	12,382	12,639	24,768	25,308
Loss on extinguishment of debt	-	17,550	-	17,550
Loss before income tax and income from unconsolidated affiliates	(3,556)	(3,302)	(334)	(3,992)
Income tax (benefit) expense	(857)	(1,281)	554	(1,014)
Income from unconsolidated affiliates	1,101	576	1,515	1,924
Net (loss) income	$(1,598)	$(1,445)	$627	$(1,054)
Weighted average shares outstanding:
Basic	24,580	24,464	24,567	24,393
Diluted	24,580	24,464	24,975	24,393

Net (loss) income per common share (Basic and Diluted):
Net (loss) income per common share	$(0.07)	$(0.06)	$0.03	$(0.04)

CARMIKE CINEMAS, INC. and SUBSIDIARIES
SUPPLEMENTARY NON-GAAP RECONCILIATIONS
THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(1,598)	$(1,445)	$627	$(1,054)
Income tax (benefit) expense	(857)	(1,281)	554	(1,014)
Interest expense	12,382	12,639	24,768	25,308
Depreciation and amortization	15,311	13,747	30,468	26,834
EBITDA	$25,238	$23,660	$56,417	$50,074
Income from unconsolidated affiliates	(1,101)	(576)	(1,515)	(1,924)
Loss on extinguishment of debt	—	17,550	—	17,550
Loss (gain) on sale of property and equipment	342	(2,293)	60	(3,324)
Impairment of long-lived assets	1,980	481	2,260	1,870
Merger and acquisition-related expenses	3,886	799	7,638	2,453
Share-based compensation expense	678	1,177	2,401	3,858
Adjusted EBITDA	$31,023	$40,798	$67,261	$70,557
General and administrative expenses	6,857	6,235	13,704	11,927
Theatre level cash flow	$37,880	$47,033	$80,965	$82,484
TOTAL DEBT AND NET DEBT (Unaudited)
($ in thousands)

	June 30,	Dec. 31,
	2016	2015
Current maturities of capital leases and long-term financing obligations	$12,446	$9,978
Long-term debt	223,846	223,406
Capital leases and long-term financing obligations, less current maturities	224,968	221,315
Total debt	$461,260	$454,699
Less cash and cash equivalents	(108,544)	(102,511)
Net debt	$352,716	$352,188

ADJUSTED NET INCOME (Unaudited)
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(1,598)	$(1,445)	$627	$(1,054)
Impairment of long-lived assets	1,980	481	2,260	1,870
Loss on extinguishment of debt	-	17,550	-	17,550
Loss (gain) on sale of property and equipment	342	(2,293)	60	(3,324)
Merger and acquisition-related expenses	3,886	799	7,638	2,453
Share-based compensation expense	678	1,177	2,401	3,858
Tax effect of adjustments to net (loss) income	(2,892)	(7,440)	(5,191)	(9,411)
Adjusted net income	$2,396	$8,829	$7,795	$11,942
Weighted average shares outstanding (basic)	24,580	24,464	24,567	24,393
Weighted average shares outstanding (diluted)	24,961	24,863	24,975	24,826
Adjusted net income per share (basic)	$0.10	$0.36	$0.32	$0.49
Adjusted net income per share (diluted)	$0.10	$0.36	$0.31	$0.48
(1) Adjustments to net income for the three and six months ended June 30, 2016 and 2015 are shown net of tax effect of 42.0%, which represents the estimated combined federal and state tax rates for each period.
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